Kinetik Reports Third Quarter 2026 Results
HOUSTON and MIDLAND, Texas, November 4, 2026 – Kinetik Holdings Inc. (NYSE: KNTK) (“Kinetik” or the “Company”) today reported financial and operating results for the quarter ended September 30, 2026.
Kinetik reported net income including noncontrolling interest of $50.9 million and $168.9 million for the three and nine months ended September 30, 2026, respectively. Kinetik generated Adjusted EBITDA1 of $278.1 million and $810.1 million, Distributable Cash Flow1 of $213.7 million and $589.5 million, and Free Cash Flow1 of $87.5 million and $294.1 million for the three and nine months ended September 30, 2026, respectively.
Highlights
•Record processed gas volumes of 1.94 Bcf/d
•Upsized Kings Landing II processing capacity by more than 25% to 380 MMcf/d
•Reached final investment decision on phase 1 of the ECCC Pipeline expansion, which is expected to increase throughput capacity by roughly 50% to approximately 225 MMcf/d
•Ordered long-lead equipment for the Company's next processing expansion beyond Kings Landing II
•Executed new and amended gathering and processing agreements in New Mexico and Texas
•Full year 2026 Adjusted EBITDA1 expected to be at the high end of the $1.04 billion to $1.1 billion guidance range
•Anticipate full year 2026 Capital Expenditures2 to be approximately 5% below guidance of $560 million
CEO Commentary
“Kinetik delivered another strong quarter with record processed gas volumes underscoring the strength and increasing scale of our business,” said Jamie Welch, Kinetik’s President & Chief Executive Officer. “As our strategic growth projects come online and processed gas volumes continue to increase, our financial performance is increasingly driven by durable, repeatable earnings.”

“The momentum we have built throughout the year has continued into the fourth quarter. Producer activity remains strong, processed gas volumes are tracking toward our approximately 2.2 Bcf/d fourth quarter 2026 target, and margins and costs continue to outperform our internal budget expectations.”

Welch added, “Our confidence in the long-term outlook for the Permian Basin has never been stronger. Producers are demonstrating success delineating new benches — which tend to have higher gas-to-oil ratios — making plays like the Woodford, Avalon, First Bone Spring, and Penn Shale more expansive throughout the Delaware Basin, a trend directly playing to Kinetik's strengths. Demand for gathering, processing, and treating capacity is outpacing existing infrastructure in many areas, reinforcing the strategic value of integrated systems. At the same time, more than 13 Bcf/d of incremental takeaway capacity is expected to come online between 2028 and 2030, which we believe will unlock the next wave of producer activity, substantially improve residue gas egress, and reduce Waha price volatility.”

Financial Highlights

	Three Months Ended September 30,	Nine Months Ended September 30,
	2026	2026

	(In thousands, except ratios)
Net income including noncontrolling interest	$50,922	$168,910
Adjusted EBITDA[1]	$278,144	$810,128
Midstream Logistics Adjusted EBITDA[1]	$203,571	$587,259
Pipeline Transportation Adjusted EBITDA[1]	$78,511	$239,487
Corporate and Other Adjusted EBITDA[1]	$(3,938)	$(16,618)
Distributable Cash Flow[1]	$213,732	$589,487
Dividend Coverage Ratio[1,3]	1.61x	1.48x
Capital Expenditures[2]	$130,596	$327,948
Free Cash Flow[1]	$87,531	$294,115
Net Debt[1,4]		$3,942,976
Liquidity (Cash and Revolver Availability)[5]		$1,069,424
Leverage Ratio[1,6]		3.70x
Net Debt to Adjusted EBITDA Ratio[1,7]		3.71x
Common stock issued and outstanding[8]		162,396
Quarterly dividend per share		$0.81
Segment Insights
The Midstream Logistics segment generated Adjusted EBITDA1 of $203.6 million, a 34% increase year-over-year for the three months ended September 30, 2026. Kinetik’s processed natural gas volumes increased to 1.94 Bcf/d in the third quarter of 2026, with an additional estimated 25 MMcf/d of Waha price-related gas volume that was shut-in. Third quarter 2026 results also benefited from continued strength in system operating performance and favorable commodity margins realized, which were partially offset by a reduction in residue gas marketing contributions. With all Delaware North processing facilities, including Kings Landing (“KL”), operating at full capacity for much of the third quarter of 2026, the ECCC Pipeline performed as designed, transporting surplus volumes to the Delaware South system.

The Pipeline Transportation segment generated Adjusted EBITDA1 of $78.5 million, an 18% decrease year-over-year for the three months ended September 30, 2026, primarily due to the Company’s EPIC Crude Holdings, LP divestiture, and to a lesser extent, higher fuel costs at Permian Highway Pipeline and lower throughput volumes at Shin Oak.
2026 Guidance & Outlook
Kinetik now expects its 2026 Adjusted EBITDA1 to be at the high end of its $1.04 billion to $1.1 billion guidance range, reflecting (i) gas gathering and processing fee benefiting from stronger-than-expected well results; (ii) robust operating performance that has yielded stronger-than-expected equity volumes; and (iii) commodity prices outperforming the Company’s guidance assumptions set forth in August 2026.

Kinetik anticipates 2026 Capital Expenditures2 (including maintenance) to be approximately 5% below its August 2026 guidance of $560 million. The capital reduction is largely driven by disciplined execution of the Company’s growth capital program and timing of project spend.
Strategic Projects & Commercial Activity
The Company advanced its portfolio of strategic growth projects, supporting increasing producer activity and long-term volume growth across its footprint.

In September, Kinetik increased the planned processing capacity of KLII by more than 25% to 380 MMcf/d. The expected capital cost remains unchanged at approximately $260 million, as several critical equipment components were under budget, and the project is on track for a mid-2028 in-service date.

Construction activities on the acid gas injection (“AGI”) and sour gas conversion project at KL progressed during the quarter, with the AGI well reaching total depth and acid gas compression equipment delivered on site. This project is expected to be completed by year-end.

The Company reached final investment decision (“FID”) on phase 1 of the ECCC Pipeline expansion, which should increase throughput capacity by roughly 50% to approximately 225 MMcf/d and unlock additional Delaware South processing access for Delaware North customers. Right-of-way acquisition activities were underway during the third quarter of 2026. Pipeline procurement and construction activities on the partial looping of the pipeline should commence in early 2027, with in-service anticipated mid-2027.

Commercial activity remained strong as Kinetik executed new and amended low-pressure gathering and processing agreements with customers across both New Mexico and Texas. Collectively, over 30,000 gross acres were dedicated to Kinetik since the beginning of August. Notably, certain of the dedicated acreage and committed volumes are prospective for the Woodford formation, an emerging play in the Delaware Basin that Kinetik believes will support additional long-term volume growth across its system. First flow for these agreements is anticipated in the second and third quarters of 2027. Importantly, one of these agreements includes a firm, minimum volume commitment from the customer, which provides enhanced cash flow visibility and further de-risks Kinetik’s pipeline and processing investments. The Company is procuring additional compression equipment to accommodate the expected producer volume growth.

The new agreements also provide support toward an FID of the Company’s next processing expansion beyond KLII. Long-lead residue compression equipment has been ordered, and procurement of front-end amine treating and the 400 MMcf/d cryogenic unit is in process. The exact location, in either Texas or New Mexico, has not yet been finalized, and Kinetik will provide further details in the future.

With the Company’s increased volume outlook and rising CO2 concentrations from Loving and Lea Counties, Kinetik is undertaking an expansion of its front-end amine treating capacity and overall processing capability at its Pecos Bend facility. The Company is also making cost-effective plant modifications to further boost processing capacity and recoveries at the East Toyah, Pecos, and Diamond Cryo processing complexes.

Kinetik also further strengthened its downstream commercial position with two new agreements. First, the Company committed to additional transport capacity on a new long-haul residue gas pipeline connecting the Waha Hub to the Gulf Coast, with the agreement expected to commence in 2029. Second, the Company secured firm access to additional Gulf Coast residue gas pricing, commencing in 2027. Kinetik believes incremental residue gas takeaway capacity will be required to support long-term Permian production growth, and these agreements represent a continuation of its long-term commercial strategy to expand Gulf Coast market access for the residue natural gas of its producer customers.

The Company reached an important milestone in the evolution of its natural gas liquids (“NGL”) transportation and fractionation agreements portfolio as the first of the Lone Star NGL contracts in Texas expired on October 31, 2026, and the remaining contract with Lone Star NGL in Texas will expire at year-end. As these agreements roll off, Kinetik now forecasts more meaningful margin contributions from system optimization in 2027 than previously expected.
Construction-related activities continued at Diamond Volt, the behind-the-meter power generation project at Diamond Cryo, which is expected to be in-service by mid-2027.
Conference Call & Webcast
Kinetik will host its third quarter 2026 results conference call on Thursday, November 5, 2026 at 8:00 am Central Time (9:00 am Eastern Time). To access a live webcast of the conference call, please visit the Investors section of Kinetik’s website at www.ir.kinetik.com. A replay of the conference call will be available on the website following the call.

Investor Presentation
An updated investor presentation will be available under Events and Presentations in the Investors section of the Company’s website at www.ir.kinetik.com. Information on the Company’s website does not constitute a portion of, and is not incorporated by reference into, this press release.
About Kinetik Holdings Inc.
Kinetik is a fully integrated, pure-play, Permian-to-Gulf Coast midstream C-corporation operating in the Delaware Basin. Kinetik is headquartered in Houston and Midland, Texas. Kinetik provides comprehensive gathering, transportation, compression, processing and treating services for companies that produce natural gas, natural gas liquids, crude oil and water. Kinetik posts announcements, operational updates, investor information and press releases on its website, www.kinetik.com.
Investor Contact
Alex Durkee
Shyam Patel
(713) 493-0900
investors@kinetik.com

Forward-looking statements
This news release includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts, outlooks, guidance or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “seeks,” “possible,” “potential,” “predict,” “project,” “prospects,” “guidance,” “outlook,” “should,” “would,” “will,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about the Company’s future business strategy and plans, expectations, and objectives for the Company’s operations, including statements about strategy, synergies, technology adoption, portfolio monetization opportunities, growth, expansion, cost reduction and other capital projects and the timing and cost thereof, future operations, financial guidance, anticipated processed gas volumes, producer activity, expected industry takeaway capacity, growth opportunities, the amount and timing of future shareholder returns, the Company’s projected dividend amounts and the timing thereof, and the Company’s targeted leverage and financial profile. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 26, 2026. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement whether as a result of new information, future development, or otherwise, except as may be required by law.
Additional information
Additional information follows, including a reconciliation of Adjusted EBITDA, Distributable Cash Flow, Free Cash Flow, and Net Debt (non-GAAP financial measures) to the most directly comparable GAAP financial measures.
Non-GAAP financial measures
Kinetik’s financial information includes information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in accordance with GAAP. Adjusted EBITDA, Distributable Cash Flow, Free Cash Flow, Dividend Coverage Ratio, Net Debt, Net Debt to Adjusted EBITDA Ratio, and Leverage Ratio are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated. See “Reconciliation of GAAP to Non-GAAP Measures” elsewhere in this news release. This news release also includes certain forward-looking non-GAAP financial information. Reconciliations of these forward-looking non-GAAP measures to their most directly comparable GAAP measure are not available without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various reconciling items that would impact the most directly comparable forward-looking GAAP financial measure, that have not yet occurred, are out of Kinetik’s control and/or cannot be reasonably predicted. Accordingly, such reconciliation is excluded from this news release. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

1.A non-GAAP financial measure. See “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Measures” for further details.
2.Net of contributions in aid of construction, asset disposal proceeds, and returns of invested capital from unconsolidated affiliates.
3.Dividend Coverage Ratio is Distributable Cash Flow divided by total declared dividends.
4.Net Debt is defined as total short-term and long-term debt, excluding deferred financing costs, premiums and discounts, less cash and cash equivalents.
5.Liquidity is calculated as cash and cash equivalents of $7.0 million plus Revolving Credit Facility availability of $1,062.4 million as of September 30, 2026.
6.Leverage Ratio is total debt less cash and cash equivalents divided by last twelve months Adjusted EBITDA, calculated per the Company’s credit agreement. The calculation includes EBITDA Adjustments for Qualified Projects, Acquisitions and Divestitures.
7.Net Debt to Adjusted EBITDA Ratio is defined as Net Debt divided by last twelve months Adjusted EBITDA.
8. 162.4 million shares, issued and outstanding shares as of September 30, 2026, is the sum of 80.5 million shares of Class A common stock and 81.9 million shares of Class C common stock.

KINETIK HOLDINGS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

	(In thousands, except per share data)
Operating revenues:
Service revenue	$116,576	$103,338	$297,239	$343,918
Product revenue	447,923	357,608	1,250,956	981,703
Other revenue	4,902	3,023	12,622	8,349
Total operating revenues	569,401	463,969	1,560,817	1,333,970
Operating costs and expenses:
Cost of sales (excluding depreciation and amortization)(1)	300,330	235,391	726,646	615,452
Operating expenses	71,634	76,137	213,857	207,785
Ad valorem taxes	7,524	7,099	24,692	20,449
General and administrative expenses	22,379	30,096	92,840	91,932
Depreciation and amortization expenses	103,803	95,409	308,967	281,845
(Gain) loss on disposal of assets, net	(7)	50	(62)	(15)
Total operating costs and expenses	505,663	444,182	1,366,940	1,217,448
Operating income	63,738	19,787	193,877	116,522
Other income (expense):
Interest and other income	195	303	659	3,820
Loss on debt extinguishment	—	—	—	(635)
Interest expense	(54,709)	(61,721)	(162,250)	(173,949)
Equity in earnings of unconsolidated affiliates	47,225	58,289	155,796	174,472
Total other income (expense), net	(7,289)	(3,129)	(5,795)	3,708
Income before income taxes	56,449	16,658	188,082	120,230
Income tax expense	5,527	1,109	19,172	11,003
Net income including noncontrolling interest	50,922	15,549	168,910	109,227
Net income attributable to Common Unit limited partners	28,834	10,284	98,950	74,187
Net income attributable to holders of Class A Common Stock	$22,088	$5,265	$69,960	$35,040

Net income attributable to holders of Class A Common Stock, per share
Basic	$0.26	$0.03	$0.88	$0.41
Diluted	$0.26	$0.03	$0.87	$0.41

Weighted-average shares
Basic	79,947	61,866	73,717	61,256
Diluted	81,008	62,428	74,896	62,120
(1)Cost of sales (exclusive of depreciation and amortization) is net of gas service revenues totaling $101.1 million and $88.3 million for the three months ended September 30, 2026 and 2025, respectively, and $314.0 million and $224.1 million for the nine months ended September 30, 2026 and 2025, respectively, for certain volumes where we act as principal.

KINETIK HOLDINGS INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

	(In thousands)
Net Income Including Noncontrolling Interests to Adjusted EBITDA
Net income including noncontrolling interest (GAAP)	$50,922	$15,549	$168,910	$109,227
Add back:
Interest expense	54,709	61,721	162,250	173,949
Income tax expense	5,527	1,109	19,172	11,003
Depreciation and amortization expenses	103,803	95,409	308,967	281,845
Amortization of contract cost assets	2,054	1,744	6,058	5,054
Proportionate EBITDA from unconsolidated affiliates	67,623	87,715	212,530	263,345
Share-based compensation	9,346	14,229	39,074	44,577
Loss on disposal of assets, net	—	50	—	—
Loss on debt extinguishment	—	—	—	635
Commodity hedging unrealized loss	27,800	6,485	25,189	—
Contingent liability fair value adjustment	—	5,700	—	5,700
Integration costs	—	6,650	368	12,621
Acquisition/divestiture transaction costs	—	812	—	812
Litigation costs	2,959	3,746	19,947	9,142
Other one-time costs or amortization	828	170	4,180	6,566
Deduct:
Interest income	195	166	659	1,274
Gain on disposal of assets, net	7	—	62	15
Commodity hedging unrealized gain	—	—	—	13,131
Equity in earnings of unconsolidated affiliates	47,225	58,289	155,796	174,472
Adjusted EBITDA(1) (non-GAAP)	$278,144	$242,634	$810,128	$735,584

Distributable Cash Flow(2)
Adjusted EBITDA (non-GAAP)	$278,144	$242,634	$810,128	$735,584
Proportionate EBITDA from unconsolidated affiliates	(67,623)	(87,715)	(212,530)	(263,345)
Returns on invested capital from unconsolidated affiliates	73,204	78,263	203,426	205,204
Interest expense	(54,709)	(61,721)	(162,250)	(173,949)
Unrealized (gain) loss on interest rate swaps	(2,790)	779	(8,612)	(632)
Maintenance capital expenditures	(12,494)	(13,752)	(40,675)	(34,090)
Distributable cash flow (non-GAAP)	$213,732	$158,488	$589,487	$468,772

Free Cash Flow(3)
Distributable cash flow (non-GAAP)	$213,732	$158,488	$589,487	$468,772
Growth capital expenditures	(127,556)	(153,625)	(298,871)	(342,835)
Capitalized interest	(8,099)	(4,449)	(8,099)	(12,308)
Investments in unconsolidated affiliates	(431)	(221)	(431)	(1,206)
Returns of invested capital from unconsolidated affiliates	—	—	—	2,853
Contributions in aid of construction	9,885	13,710	12,029	17,049
Free cash flow (non-GAAP)	$87,531	$13,903	$294,115	$132,325

KINETIK HOLDINGS INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)

	Nine Months Ended September 30,
	2026	2025

	(In thousands)
Reconciliation of net cash provided by operating activities to Adjusted EBITDA
Net cash provided by operating activities	$614,387	$494,030
Net changes in operating assets and liabilities	(2,174)	(13,652)
Interest expense	162,250	173,949
Amortization of deferred financing costs	(5,889)	(5,892)
Current income tax expense	2	509
Returns on invested capital from unconsolidated affiliates	(203,426)	(205,204)
Proportionate EBITDA from unconsolidated affiliates	212,530	263,345
Derivative fair value adjustment and settlement	(16,577)	13,763
Commodity hedging unrealized loss (gain)	25,189	(13,131)
Interest income	(659)	(1,274)
Integration costs	368	12,621
Acquisition/divestiture transaction costs	—	812
Litigation costs	19,947	9,142
Other one-time cost or amortization	4,180	6,566
Adjusted EBITDA(1) (non-GAAP)	$810,128	$735,584

	September 30,	June 30,	March 31,	December 31,
	2026	2026	2026	2025

	(In thousands)
Net Debt(4)
Short-term debt	$225,000	$225,000	$187,100	$165,200
Long-term debt, net	3,704,022	3,700,562	3,644,128	3,627,720
Plus: Debt issuance costs, net	20,978	22,438	23,872	25,280
Total debt	3,950,000	3,948,000	3,855,100	3,818,200
Less: Cash and cash equivalents	7,024	7,830	720	3,951
Net debt (non-GAAP)	$3,942,976	$3,940,170	$3,854,380	$3,814,249
(1) Adjusted EBITDA is defined as net income including noncontrolling interest adjusted for interest, taxes, depreciation and amortization, gain or loss on disposal of assets and debt extinguishment, the proportionate EBITDA from our equity method investment (“EMI”) pipelines, share-based compensation expense, noncash increases and decreases related to commodity hedging activities, integration and transaction costs and extraordinary losses and unusual or non-recurring charges. Adjusted EBITDA provides a basis for comparison of our business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance. Adjusted EBITDA should not be considered as an alternative to the GAAP measure of net income including non-controlling interest or any other measure of financial performance presented in accordance with GAAP.
(2) Distributable Cash Flow is defined as Adjusted EBITDA, adjusted for the proportionate EBITDA from unconsolidated affiliates, returns on invested capital from unconsolidated affiliates, interest expense, net of amounts capitalized, unrealized gains or losses on interest rate swaps and maintenance capital expenditures. Distributable Cash Flow should not be considered as an alternative to the GAAP measure of net income including non-controlling interest or any other measure of financial performance presented in accordance with GAAP. We believe that Distributable Cash Flow is a useful measure to compare cash generation performance from period to period and to compare the cash generation performance for specific periods to the amount of cash dividends we make.
(3) Free Cash Flow is defined as Distributable Cash Flow adjusted for growth capital expenditures, investments in unconsolidated affiliates, returns of invested capital from unconsolidated affiliates, capitalized interest and contributions in aid of construction. Free Cash Flow should not be considered as an alternative to the GAAP measure of net income including non-controlling interest or any other measure of financial performance presented in accordance with GAAP. We believe that Free Cash Flow is a useful performance measure to compare cash generation performance from period to period and to compare the cash generation performance for specific periods to the amount of cash dividends that we make.

(4) Net Debt is defined as total short-term and long-term debt, excluding deferred financing costs, premiums and discounts, less cash and cash equivalents. Net Debt illustrates our total debt position less cash on hand that could be utilized to pay down debt at the balance sheet date. Net Debt should not be considered as an alternative to the GAAP measure of total long-term debt, or any other measure of financial performance presented in accordance with GAAP.

KINETIK HOLDINGS INC.
RESULTS OF OPERATIONS BY SEGMENT
The following tables present the Segment Adjusted EBITDA of the Company’s reportable segments and reconciliations of the segment profits to consolidated income before income tax expenses for the three and nine months ended September 30, 2026 and 2025:

	Midstream Logistics	Pipeline Transportation	Corporate and Other(1)	Elimination	Consolidated

For the Three Months Ended September 30, 2026	(In thousands)
Revenue	$561,866	$2,633	$—	$—	$564,499
Other revenue	2,643	2,259	—	—	4,902
Intersegment revenue(2)	—	6,706	—	(6,706)	—
Total segment operating revenue	564,509	11,598	—	(6,706)	569,401
Cost of sales (excluding depreciation and amortization expenses)	(300,536)	206	—	—	(300,330)
Intersegment cost of sales	(6,706)	—	—	6,706	—
Operating expenses(3)	(78,443)	(715)	—	—	(79,158)
General and administrative expenses	(5,847)	(201)	(16,331)	—	(22,379)
Proportionate EMI EBITDA	—	67,623	—	—	67,623
Other segment items(4)	30,594	—	12,393	—	42,987
Segment Adjusted EBITDA(5)	$203,571	$78,511	$(3,938)	$—	$278,144

Reconciliation of Segment Adjusted EBITDA to income before income taxes
Segment Adjusted EBITDA(5)	$203,571	$78,511	$(3,938)	$—	$278,144
Add back:
Other interest income	—	—	195	—	195
Gain on disposal of assets, net	7	—	—	—	7
Equity in earnings of unconsolidated affiliates	—	47,225	—	—	47,225
Deduct:
Interest expense	—	—	54,709	—	54,709
Depreciation and amortization expenses	101,460	2,337	6	—	103,803
Amortization of contract cost assets	2,054	—	—	—	2,054
Proportionate EMI EBITDA	—	67,623	—	—	67,623
Share-based compensation	—	—	9,346	—	9,346
Commodity hedging unrealized loss	27,800	—	—	—	27,800
Litigation costs	—	—	2,959	—	2,959
Other one-time costs or amortization	740	—	88	—	828
Income (loss) before income taxes	$71,524	$55,776	$(70,851)	$—	$56,449

	Midstream Logistics	Pipeline Transportation	Corporate and Other(1)	Elimination	Consolidated

For the Three Months Ended September 30, 2025	(In thousands)
Revenue	$458,621	$2,325	$—	$—	$460,946
Other Revenue	3,021	2	—	—	3,023
Intersegment revenue(2)	—	5,793	—	(5,793)	—
Total segment operating revenue	461,642	8,120	—	(5,793)	463,969
Cost of sales (excluding depreciation and amortization expenses)	(236,001)	610	—	—	(235,391)
Intersegment cost of sales	(5,793)	—	—	5,793	—
Operating expenses(3)	(82,486)	(750)	—	—	(83,236)
General and administrative expenses	(6,610)	(241)	(23,245)	—	(30,096)
Proportionate EMI EBITDA	—	87,715	—	—	87,715
Other segment items(4)	20,606	—	19,067	—	39,673
Segment Adjusted EBITDA(5)	$151,358	$95,454	$(4,178)	$—	$242,634

Reconciliation of Segment Adjusted EBITDA to income before income taxes
Segment adjusted EBITDA(5)	$151,358	$95,454	$(4,178)	$—	$242,634
Add back:
Other interest income	—	—	166	—	166
Equity in earnings of unconsolidated affiliates	—	58,289	—	—	58,289
Deduct:
Interest expense	37	—	61,684	—	61,721
Depreciation and amortization expenses	93,095	2,308	6	—	95,409
Amortization of contract cost assets	1,744	—	—	—	1,744
Proportionate EMI EBITDA	—	87,715	—	—	87,715
Share-based compensation	—	—	14,229	—	14,229
Loss on disposal of assets, net	50	—	—	—	50
Commodity hedging unrealized loss	6,485	—	—	—	6,485
Contingent liability fair value adjustment	5,700	—	—	—	5,700
Integration costs	6,552	—	98	—	6,650
Acquisition/divestiture transaction costs	—	—	812	—	812
Litigation costs	—	—	3,746	—	3,746
Other one-time costs or amortization	(12)	—	182	—	170
Income (loss) before income taxes	$37,707	$63,720	$(84,769)	$—	$16,658

	Midstream Logistics	Pipeline Transportation	Corporate and Other(1)	Elimination	Consolidated

For the Nine Months Ended September 30, 2026	(In thousands)
Revenue	$1,541,185	$7,010	$—	$—	$1,548,195
Other revenue	10,342	2,280	—	—	12,622
Intersegment revenue(2)	—	20,086	—	(20,086)	—
Total segment operating revenue	1,551,527	29,376	—	(20,086)	1,560,817
Cost of sales (excluding depreciation and amortization expenses)	(727,210)	564	—	—	(726,646)
Intersegment cost of sales	(20,086)	—	—	20,086	—
Operating expenses(3)	(236,257)	(2,292)	—	—	(238,549)
General and administrative expenses	(15,865)	(691)	(76,284)	—	(92,840)
Proportionate EMI EBITDA	—	212,530	—	—	212,530
Other segment items(4)	35,150	—	59,666	—	94,816
Segment Adjusted EBITDA(5)	$587,259	$239,487	$(16,618)	$—	$810,128

Reconciliation of Segment Adjusted EBITDA to income before income taxes
Segment adjusted EBITDA(5)	$587,259	$239,487	$(16,618)	$—	$810,128
Add back:
Other interest income	—	—	659	—	659
Gain on disposal of assets	62	—	—	—	62
Equity income from unconsolidated affiliates	—	155,796	—	—	155,796
Deduct:
Interest expense	103	—	162,147	—	162,250
Depreciation and amortization expenses	301,953	6,997	17	—	308,967
Amortization of contract cost assets	6,058	—	—	—	6,058
Proportionate EMI EBITDA	—	212,530	—	—	212,530
Share-based compensation	—	—	39,074	—	39,074
Commodity hedging unrealized loss	25,189	—	—	—	25,189
Integration costs	—	—	368	—	368
Litigation costs	—	—	19,947	—	19,947
Other one-time costs or amortization	3,903	—	277	—	4,180
Income (loss) before income taxes	$250,115	$175,756	$(237,789)	$—	$188,082

	Midstream Logistics	Pipeline Transportation	Corporate and Other(1)	Elimination	Consolidated

For the Nine Months Ended September 30, 2025	(In thousands)
Revenue	$1,318,459	$7,162	$—	$—	$1,325,621
Other revenue	8,343	6	—	—	8,349
Intersegment revenue(2)	—	18,271	—	(18,271)	—
Total segment operating revenue	1,326,802	25,439	—	(18,271)	1,333,970
Cost of sales (excluding depreciation and amortization expenses)	(615,624)	172	—	—	(615,452)
Intersegment cost of sales	(18,271)	—	—	18,271	—
Operating expenses(3)	(226,283)	(1,951)	—	—	(228,234)
General and administrative expenses	(18,731)	(901)	(72,300)	—	(91,932)
Proportionate EMI EBITDA	—	263,345	—	—	263,345
Other segment items(4)	14,870	—	59,017	—	73,887
Segment Adjusted EBITDA(5)	$462,763	$286,104	$(13,283)	$—	$735,584

Reconciliation of Segment Adjusted EBITDA to income before income taxes
Segment adjusted EBITDA(5)	$462,763	$286,104	$(13,283)	$—	$735,584
Add back:
Other interest income	—	—	1,274	—	1,274
Gain on disposal of assets, net	15	—	—	—	15
Equity income from unconsolidated affiliates	—	174,472	—	—	174,472
Commodity hedging unrealized gain	13,131	—	—	—	13,131
Deduct:
Interest expense	97	—	173,852	—	173,949
Depreciation and amortization expenses	274,903	6,924	18	—	281,845
Amortization of contract cost assets	5,054	—	—	—	5,054
Proportionate EMI EBITDA	—	263,345	—	—	263,345
Share-based compensation	—	—	44,577	—	44,577
Loss on debt extinguishment	—	—	635	—	635
Contingent liability fair value adjustment	5,700	—	—	—	5,700
Integration costs	10,999	—	1,622	—	12,621
Acquisition/divestiture transaction costs	—	—	812	—	812
Litigation costs	—	—	9,142	—	9,142
Other one-time costs or amortization	3,702	—	2,864	—	6,566
Income (loss) before income taxes	$175,454	$190,307	$(245,531)	$—	$120,230
(1)Corporate and Other represents those results that: (i) are not specifically attributable to an operating segment; (ii) are not individually reportable or (iii) have not been allocated to a reportable segment for the purpose of evaluating their performance, including certain general and administrative expense items. Items are included here to reconcile the operating segments’ profit and loss with the Company’s consolidated results.
(2)The Company accounts for intersegment sales at market prices, while it accounts for asset transfers at book value. Intersegment revenue is eliminated at consolidation.
(3)Operating expenses includes ad valorem taxes.
(4)Other segment items include certain other income items, share-based compensation, adjustments related to amortization of contract costs, commodity hedging unrealized gain or loss, integration costs, litigation costs and other one-time costs or amortization.
(5)Adjusted EBITDA is defined as net income or loss including noncontrolling interest adjusted for interest, taxes, depreciation and amortization, gain or loss on disposal of assets and debt extinguishment, the proportionate EBITDA from our EMI pipelines, share-based compensation expense, noncash increases and decreases related to commodity hedging activities, integration and transaction costs and extraordinary losses and unusual or non-recurring charges. Adjusted EBITDA provides a basis for comparison of our business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance. Adjusted EBITDA should not be considered as an alternative to the GAAP measure of net income including non-controlling interest or any other measure of financial performance presented in accordance with GAAP.